UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ORGENESIS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORGENESIS INC.

20271 Goldenrod Lane

Germantown, Maryland 20876

October 20, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders of Orgenesis Inc. (the “Company”) to be held at December 16, 2021 at 10:00 a.m. EST. As a result of public health and travel guidance due to COVID-19, this year’s annual meeting will be held via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.iproxydirect.com/orgs. You will not be able to attend the annual meeting physically.

Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, six (6) persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our Board of Directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On October 20, 2021, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement. Thank you for your continued support of Orgenesis Inc. We look forward to your attendance at the annual meeting.

Sincerely,

/s/ Vered Caplan

Vered Caplan
Chairperson of the Board

ORGENESIS INC.

20271 Goldenrod Lane

Germantown, Maryland 20876

October 20, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 AM EST

DATE: December 16, 2021

Access: This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.issuerdirect.com/virtual-event/orgs and entering the control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement.

PURPOSES:

1.	To elect six (6) directors to serve one-year terms expiring in 2022;

2.	To ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Orgenesis Inc. common stock at the close of business on October 19, 2021. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 20271 Goldenrod Lane, Germantown, MD 20876.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

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ORGENESIS INC.

20271 GOLDENROD LANE

GERMANTOWN, MARYLAND 20876

PROXY STATEMENT FOR THE ORGENESIS INC.

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2021

This proxy statement, along with the accompanying notice of 2021 annual meeting of stockholders, contains information about the 2021 annual meeting of stockholders of Orgenesis Inc., including any adjournments or postponements of the annual meeting. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the annual meeting by visiting www.issuerdirect.com/virtual-event/orgs. You will not be able to attend the annual meeting physically.

In this proxy statement, we refer to Orgenesis Inc. as “Orgenesis,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about October 20, 2021, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2021 annual meeting of stockholders and our 2020 annual report to stockholders.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2021

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2020 annual report to stockholders are available for viewing, printing and downloading at www.iproxydirect.com/ORGS. To view these materials please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2020, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.orgenesis.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our Board of Directors is soliciting your proxy to vote at the 2021 annual meeting of stockholders, and any adjournments or postponements of the meeting, which we refer to as the annual meeting, to be held at 10:00 a.m. EST on Thursday, December 16, 2021. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the annual meeting by visiting www.issuerdirect.com/virtual-event/orgs. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support member that will be posted on the virtual shareholder meeting log-on page. We believe that a virtual meeting will provide expanded stockholder access and participation and improved communications. You will not be able to attend the annual meeting physically. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about October 20, 2021.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are you Holding a Virtual Annual Meeting?

Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our Board of Directors or management, as time permits.

What Happens if There Are Technical Difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call 1-866-752-8683.

Who May Vote?

Only stockholders of record at the close of business on October 19, 2021 will be entitled to vote at the annual meeting. On this record date, there were 24,275,276 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

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If on October 19, 2021 your shares of our common stock were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a stockholder of record.

If on October 19, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Securities Transfer Corporation, or you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted below.

●	At the meeting. You may vote your shares electronically at the virtual annual meeting. You will need the control number(s) on your Notice or proxy card in order to vote at the meeting. Even if you plan to attend the annual meeting virtually, we encourage you to vote in advance so that your vote will be counted in the event you later decide not to attend,

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 15, 2021.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.issuerdirect.com/virtual-event/orgs.

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How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our Board of Directors recommends that you vote as follows:

●	“FOR” the election of the nominees for director; and

●	“FOR” the ratification of the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying Orgenesis’ Secretary in writing before the annual meeting that you have revoked your proxy; or

●	by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing Vered Caplan and Neil Reithinger as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

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What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares present or represented by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Kesselman & Kesselman C.P.A.s as our independent registered public accounting firm for 2021, our Audit Committee of our Board of Directors will reconsider its selection.

Who counts the votes?

We have engaged Issuer Direct Corporation (“ISD”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet, by telephone or fax, ISD will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to ISD for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to ISD on behalf of all its clients.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Issuer Direct Corporation, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

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What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, at the meeting or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, the annual meeting will be held in a virtual meeting format only. To attend the annual meeting, go to www.issuerdirect.com/virtual-event/orgs shortly before the meeting time, and follow the instructions. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Orgenesis stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our corporate secretary to: Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176, or call us at (480) 659-6404. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your Notice or proxy card;

●	following the instructions provided when you vote over the Internet; or

●	going to www.iproxydirect.com/ORGS and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 19, 2021 for (a) the executive officers named in the Summary Compensation Table on page 16 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 19, 2021 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 24,275,276 shares of common stock outstanding on October 19, 2021.

Security Ownership of Greater than 5% Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent(1)
Image Securities fzc. 2310, 23rd floor, Tiffany Towers, JLT Dubai, UAE	2,273,244	(2)	9.36%
Yehuda Nir c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	2,127,808	(3)	8.77%
Gakasa Holding, LLC c/o Knoll Capital Management 5 East 44th Street New York, NY 10017	1,316,364	(4)	5.42%

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent(1)
Vered Caplan c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	1,146,506	(5)	4.72%
Neil Reithinger 14201 N. Hayden Road, Suite A-1 Scottsdale, AZ 85260	121,459	(6)	<1%
Guy Yachin c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	150,934	(7)	<1%
Dr. David Sidransky c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	133,401	(8)	<1%
Yaron Adler c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	232,629	(9)	<1%
Ashish Nanda c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	66,700	(10)	<1%
Mario Philips c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	28,333	(11)	<1%
Directors & Executive Officers as a Group (7 persons)	1,879,962		7.74%

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Notes:

(1)	Percentage of ownership is based on 24,275,276 shares of our common stock outstanding as of October 19, 2021. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of (i) 1,832,538 ordinary shares and (ii) 440,706 ordinary shares issuable upon exercise of outstanding warrants at a price of $6.24 per share. The warrants are exercisable over a three-year period from the date of issuance.

(3)	Consists of (i) 10,016 ordinary shares, (ii) 50,000 ordinary shares issuable upon exercise of outstanding warrants at a price of $7.00 per share, exercisable until, October 3, 2022, (iii) 453,294 ordinary shares issuable upon exercise of outstanding warrants at a price of $6.24 per share, exercisable until, June 30, 2023 and (iv) 1,614,498 ordinary shares issuable upon exercise of convertible debt at a price of $7.00 per share.

(4)	Consists of 1,316,364 ordinary shares.

(5)	Consists of (i) 278,191 ordinary shares issuable upon exercise of outstanding options at a price of $0.012 per share, (ii) 230,189 ordinary shares issuable upon exercise of outstanding options at a price of $0.0012 per share, (iii) 166,667 ordinary shares issuable upon exercise of outstanding options at a price of $4.80 per share, (iv) 83,334 ordinary shares issuable upon exercise of outstanding options at a price of $7.20 per share, (v) 250,000 ordinary shares issuable upon exercise of outstanding options at a price of $8.36 per share, (vi) 63,750 ordinary shares issuable upon exercise of outstanding options at a price of $5.99 per share and (vii) 74,375 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share. Does not include (i) option for 21,250 shares of common stock with an exercise price of $5.99 per share that are exercisable quarterly after January 22, 2022 and (ii) option for 10,625 shares of common stock with an exercise price of $2.99 per share that are exercisable quarterly after December 31, 2021.

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(6)	Consists of (i) 83,334 ordinary shares issuable upon exercise of outstanding options at a price of $4.80 per share, (ii) 25,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.07 per share and (iii) 13,125 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share. Does not include (i) option for 1,875 shares of common stock with an exercise price of $2.99 per share that are exercisable quarterly after December 31, 2021.

(7)	Consists of (i) 39,267 ordinary shares issuable upon exercise of outstanding options at a price of $10.2 per share, (ii) 41,667 ordinary shares issuable upon exercise of outstanding options at a price of $4.80 per share, (iii) 28,750 ordinary shares issuable upon exercise of outstanding options at a price of $5.99 per share, (iv) 25,000 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share and (iiv) 16,250 ordinary shares issuable upon exercise of outstanding options at a price of $4.60 per share. Does not include options exercisable at a price per share of $7.00 into 70,000 ordinary shares held by Caerus Therapeutics LLC for which Mr. Yachin does not have beneficial control.

(8)	Consists of (i) 20,834 ordinary shares issuable upon exercise of outstanding options at a price of $9.00 per share, (ii) 41,667 ordinary shares issuable upon exercise of outstanding options at a price of $4.80 per share, (iii) 29,200 ordinary shares issuable upon exercise of outstanding options at a price of $5.99 per share, (iv) 25,000 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share and (iiv) 16,700 ordinary shares issuable upon exercise of outstanding options at a price of $4.60 per share.

(9)	Consists of (i) 63,304 ordinary shares, (ii) 58,908 ordinary shares issuable upon exercise of outstanding options at a price of $9.48 per share, (iii) 41,667 ordinary shares issuable upon exercise of outstanding options at a price of $4.80 per share, (iv) 28,750 ordinary shares issuable upon exercise of outstanding options at a price of $5.99 per share and (iiv) 25,000 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share.

(10)	Consists of (i) 27,100 ordinary shares issuable upon exercise of outstanding options at a price of $5.99 per share, (ii) 25,000 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share and (iii) 14,600 ordinary shares issuable upon exercise of outstanding options at a price of $4.60 per share.

(11)	Consists of (i) 2,083 ordinary shares issuable upon exercise of outstanding options at a price of $4.70 per share, (ii) 12,500 ordinary shares issuable upon exercise of outstanding options at a price of $2.99 per share and (iii) 13,750 ordinary shares issuable upon exercise of outstanding options at a price of $4.60 per share. Does not include options for 4,167 shares of common stock with an exercise price of $4.70 per share that are exercisable in three equal instalments over three anniversaries starting on January 9, 2022.

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

On October 15, 2021, our board of directors (the “Board of Directors”) accepted the recommendation of the Nominating Committee and voted to nominate Vered Caplan, Guy Yachin, David Sidransky, Yaron Adler, Ashish Nanda and Mario Philips for election at the annual meeting to serve until the 2022 annual meeting of stockholders, and until their respective successors have been duly elected and qualified.

Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company	Year Became a Director
Vered Caplan	53	Chief Executive Officer, Chairperson of the Board of Directors	2012
Guy Yachin	53	Director	2012
David Sidransky	61	Director	2012
Yaron Adler	51	Director	2012
Ashish Nanda	55	Director	2017
Mario Philips	52	Director	2020

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Orgenesis, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are “independent directors” as defined by The Nasdaq Stock Market: Dr. Sidransky, and Messrs. Yachin, Adler, Nanda and Philips.

Vered Caplan – Chief Executive Officer and Chairperson of the Board of Directors

Ms. Caplan has served as our Chief Executive Officer (“CEO”) and Chairperson of the Board of Directors since August 14, 2014, prior to which she served as Interim President and CEO commencing on December 23, 2013. She joined our Board of Directors in February 2012. Ms. Caplan holds a M.Sc. in biomedical engineering from Tel Aviv University specializing in signal processing; management for engineers from Tel Aviv University specializing in business development; and a B.Sc. in mechanical engineering from the Technion– Israel Institute of Technology specialized in software and cad systems.

We believe that Ms. Caplan’s significant experience relating to our industry and a deep knowledge of our business, based on her many years of involvement with the Company, makes her desirable to serve as a director of the Company.

Guy Yachin – Director

Mr. Yachin has served as a director since his appointment on April 2, 2012. Mr. Yachin has served as the President and CEO of Serpin Pharma, a clinical stage Virginia-based company focused on the development of anti-inflammatory drugs, since April 2013. Mr. Yachin is the CEO of Oasis Management, a Maryland-based consulting company, since 2010. Mr. Yachin is the CEO of NasVax Ltd., a company focused on the development of improved immunotherapeutics and vaccines. Prior to joining NasVax, Mr. Yachin served as CEO of MultiGene Vascular Systems Ltd., a cell therapy company focused on blood vessels disorders, leading the company through clinical studies in the U.S. and Israel, financial rounds, and a keystone strategic agreement with Teva Pharmaceuticals Industries Ltd. He was CEO and founder of Chiasma Inc., a biotechnology company focused on the oral delivery of macromolecule drugs, where he built the company’s presence in Israel and the U.S., concluded numerous financial rounds, and guided the company’s strategy and operation for over six years. Earlier, he was CEO of Naiot Technological Center Ltd., and provided seed funding and guidance to more than a dozen biomedical startups such as Remon Medical Technologies Ltd., Enzymotec Ltd. and NanoPass Technologies Ltd. He holds a BSc. in Industrial Engineering and Management and an MBA from the Technion – Israel Institute of Technology. Mr. Yachin served on the board of Peak Pharmaceuticals, Inc. from March 2014 to April 2016.

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We believe Mr. Yachin is qualified to serve on our Board of Directors because of his education, experience within the life science industry and his business acumen in the public markets.

Dr. David Sidransky – Director

Dr. Sidransky has served as a director since his appointment on July 18, 2013. Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. Since 1994, Dr. Sidransky has been the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine’s Department of Otolaryngology and Professor of Oncology, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at the John Hopkins University School of Medicine. Dr. Sidransky is one of the most highly cited researchers in clinical and medical journals in the world in the field of oncology during the past decade, with over 460 peer reviewed publications. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. Dr. Sidransky has served as Vice Chairman of the Board of Directors, and was, until the merger with Eli Lilly, a director of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care. He is serving, or has served on, the scientific advisory boards of MedImmune, LLC, Roche, Amgen Inc. and Veridex, LLC (a Johnson & Johnson diagnostic company), among others and is currently on the board of directors of Galmed and Rosetta Genomics Ltd. and chairs the board of directors of Advaxis and Champions Oncology, Inc. Dr. Sidransky served as Director from 2005 until 2008 of the American Association for Cancer Research (AACR). In 2006 and 2007, he was the chairperson of AACR International Conferences on Molecular Diagnostics in Cancer Therapeutic Development: Maximizing Opportunities for Personalized Treatment. Dr. Sidransky is the recipient of a number of awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Richard and Hinda Rosenthal Award from the American Association of Cancer Research. Dr. Sidransky received his BS in Chemistry from Brandies University and his medical degree from Baylor College of medicine where he also completed his residency in internal medicine. His specialty in Medical Oncology was completed at Johns Hopkins University and Hospital.

We believe Dr. Sidransky is qualified to serve on our Board of Directors because of his education, medical background, experience within the life science industry and his business acumen in the public markets.

Yaron Adler – Director

Mr. Adler has served as a director since his appointment on April 17, 2012. Mr. Adler is the chairman of ExitValley Ltd., an equity-based crowdfunding platform, since April 2014 and the co-founder of a startup incubator, We Group Ltd. In 1999, Mr. Adler co-founded IncrediMail Ltd. and served as its CEO until 2008 and President until 2009. In 1999, prior to founding IncrediMail, Mr. Adler consulted Israeli startup companies regarding Internet products, services and technologies. Mr. Adler served as a product manager from 1997 to 1999, and as a software engineer from 1994 to 1997, at Tecnomatix Technologies Ltd., a software company that develops and markets production engineering solutions to complex automated manufacturing lines that fill the gap between product design and production, and which was acquired by UGS Corp. in April 2005. In 1993, Mr. Adler held a software engineer position at Intel Israel Ltd. He has a B.A. in computer sciences and economics from Tel Aviv University.

We believe Mr. Adler is qualified to serve on our Board of Directors because of his education, success with early-stage enterprises and his business acumen in the public markets.

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Ashish Nanda – Director

Mr. Nanda has served as a director since his appointment on February 22, 2017. Since 1998, Mr. Nanda has been the Managing Director of Innovations Group, one of the largest outsourcing companies in the financial sector that employs close to 14,000 people working across various financial sectors. Since 1992, Mr. Nanda has served as the Managing Partner of Capstone Insurance Brokers LLC and, since 2009, has served as Managing Partner of Dive Tech Marine Engineering Services L.L.C. From 1991 to 1994, Mr. Nanda held the position of Asst. Manager Corporate Banking at Emirates Banking Group where he was involved in establishing relationships with business houses owned by United Arab Emirates nationals and expatriates in order to set up banking limits and also where he managed portfolios of $26 billion. Mr. Nanda holds a Chartered Accountancy from the Institute of Chartered Accountants from India.

We believe that Mr. Nanda is qualified to serve on our Board of Directors because of his business experience and strategic understanding of advancing the valuation of companies in emerging industries.

Mario Philips – Director

Mr. Philips has served as a director since his appointment on January 9, 2020. Since March 2019, Mr. Philips has been Chief Executive Officer of PolyNeuroS, a drug company based in France that has developed a diagnostic platform technology for neurodegenerative diseases in combination with a therapy to cure neurodegenerative diseases such as ALS and Parkinson’s. Mr. Philips also acts as strategic partner for the private equity fund, Archimed, and has been the Chairman of the Board for its portfolio company, Clean Biologics since July 2019.

Prior to that Mr. Philips acted as VP/GM for Danaher Pall Biotech business with full P&L responsibility for a $1,3B business unit. Mr. Philips joined Pall in February 2014, as part of the Pall acquisition of ATMI Life Sciences, and was appointed to Vice President and General Manager to lead the Single-Use Technologies BU. In this role he was responsible for leading and executing an aggressive investment and growth strategy.

Mr. Philips joined ATMI in 1999 with ATMI’s acquisition of MST Analytics, Inc., serving as European Sales Manager for ATMI Analytical Systems. In 2004, Mr. Philips was appointed to General Manager of ATMI Packaging, a role he held through 2010 when he was promoted to the position of Senior Vice President and General Manager, ATMI Life Sciences. In that role, he was responsible for developing and executing all business strategies, including the introduction of new products and service solutions for the Life Sciences industry. A strong leading innovative IP portfolio was created, Pall acquired the business in 2014.

Mr. Philips also held in the past several board member positions in the life sciences industry with Austar Life Sciences (China), Disposable Lab (France) and Artelis (Belgium).

We believe that Mr. Philips is qualified to serve on our Board of Directors because of his business experience and strategic understanding of advancing the valuation of companies in emerging industries.

There are no family relationships between any of the executive officers or directors or any other person nominated or chosen to become an executive officer or a director. Pursuant to an agreement entered into between us and Image Securities fzc. (“Image”), for so long as Image’s ownership of our company is 10% or greater, it was granted the right to nominate a director to our Board of Directors. Mr. Nanda was nominated for a directorship at the 2017 annual meeting in compliance with our contractual undertakings.

Committees of our Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2020 there were 5 meetings of our Board of Directors, and the various committees of our Board of Directors met a total of 18 times. No director attended fewer than 75% of the total number of meetings of our Board of Directors and of committees of our Board of Directors on which he or she served during fiscal 2020. Our Board of Directors does not have a formal policy with respect to members of our Board of Directors’ attendance at annual stockholder meetings, although it encourages directors to attend such meetings. 5 directors attended our annual meeting of stockholders held in 2020.

Audit Committee. Our Audit Committee (“Audit Committee”) met 9 times during fiscal 2020. This committee currently has three members, Dr. Sidransky and Messrs. Yachin and Philips. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Dr. Sidransky is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

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A copy of the Audit Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Compensation Committee. Our Compensation Committee (“Compensation Committee”) met 5 times during fiscal 2020 and also acted by unanimous written consent from time to time. This committee currently has three members, Dr. Sidransky and Messrs. Adler and Yachin. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our stock and incentive compensation plans. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee is responsible for approving issuances of all compensatory options from the available pool in the amounts and vesting terms that may be presented by the executive officers of the Company from time-to-time. The Compensation Committee does not delegate its authority in such matters.

A copy of the Compensation Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) acted by unanimous written consent or held 4 meetings in fiscal 2020 and has three members, Messrs. Nanda, Adler and Yachin. Our Board of Directors has determined that Messrs. Nanda, Adler and Yachin qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include assisting our Board of Directors in:

●	identifying qualified individuals to become directors,

●	determining the composition of our Board of Directors and its committees,

●	developing succession plans for executive officers,

●	monitoring a process to assess our Board of Directors’ effectiveness, and

●	developing and implementing our corporate governance procedures and policies.

While the Nominating and Corporate Governance Committee has not yet established a formal policy with respect to diversity, our Board of Directors believes that it is essential that members of our Board of Directors represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates, our Board of Directors considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

The Company will consider candidates that are nominated by its stockholders. The name, business experience and other relevant background information of a candidate should be sent to the Chief Executive Officer who will then forward such information to the Nominating and Corporate Governance Committee for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of our common stock.

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The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

A copy of the Nominating Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Board Leadership Structure

Ms. Caplan has served as our Chief Executive Officer and Chairperson since August 2014. Prior to that time and since December 2013, she was Interim President and Interim Chief Executive Officer. The Board of Directors believes that its current leadership structure, in which the positions of Chairperson and Chief Executive Officer are held by Ms. Caplan, is appropriate at this time and provides the most effective leadership for the Company in a highly competitive and rapidly changing technology industry. Our Board of Directors believes that combining the positions of Chairperson and Chief Executive Officer under Ms. Caplan allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that any risks inherent in that structure are balanced by the oversight of our independent members of our Board of Directors. Given Ms. Caplan’s past performance in the roles of Chairperson of the Board of Directors and Chief Executive Officer, at this time the Board of Directors believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board of Directors reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. The Board of Directors has designated the Audit Committee as the Board of Directors’ committee with general risk oversight responsibility. The Audit Committee periodically discusses with management the Company’s major risk exposures and the processes management has implemented to monitor and control those exposures and broader risk categories, including risk assessment and risk management policies.

Additionally, members of our senior corporate management and senior executives regularly attend meetings of our Board of Directors and are available to address inquiries of our Board of Directors on risk oversight matters. Separate and apart from the periodic risk reviews and other communications between senior executives and the Board of Directors, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board of Directors or its committees as a matter of oversight and corporate governance.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (480) 659-6404. The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

Executive Officers

The following table sets forth certain information as of October 19, 2021 regarding our executive officers who are not also directors.

Name	Age	Position

Neil Reithinger	51	Chief Financial Officer, Secretary and Treasurer

Neil Reithinger - Chief Financial Officer, Secretary and Treasurer

Mr. Reithinger was appointed Chief Financial Officer, Secretary and Treasurer on August 1, 2014. Mr. Reithinger is the Founder and President of Eventus Advisory Group, LLC, a private, CFO-services firm incorporated in Arizona, which specializes in capital advisory and SEC compliance for publicly-traded and emerging growth companies. He is also the President of Eventus Consulting, P.C., a registered CPA firm in Arizona. Prior to forming Eventus, Mr. Reithinger was Chief Operating Officer & CFO from March 2009 to December 2009 of New Leaf Brands, Inc., a branded beverage company, CEO of Nutritional Specialties, Inc. from April 2007 to October 2009, a nationally distributed nutritional supplement company that was acquired by Nutraceutical International, Inc., Chairman, CEO, President and director of Baywood International, Inc. from January 1998 to March 2009, a publicly-traded nutraceutical company and Controller of Baywood International, Inc. from December 1994 to January 1998. Mr. Reithinger earned a B.S. in Accounting from the University of Arizona and is a Certified Public Accountant. He is a Member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2020 to our Chief Executive Officer and Chief Financial Officer. As of December 31, 2020, there were no other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2020 and were serving as executive officers as of such date (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensa- tion ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($) (2)	Total ($)
Vered Caplan CEO	2020	250,000	400,000	-	163,239	-	-	215,640	1,028,879
	2019	250,000	200,000	-	871,036	-	-	77,020	1,398,056
Neil Reithinger CFO, Treasurer & Secretary	2020	255,231	200,000	-	57,331	-	-	-	512,562
	2019	213,653	-	-	22,970	-	-	-	236,623

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 15 to this Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	For 2020 and 2019, represents the compensation as described under the caption “All Other Compensation” below.

All Other Compensation

The following table provides information regarding each component of compensation for fiscal years 2020 and 2019 included in the All Other Compensation column in the Summary Compensation Table above. Represents amounts paid in New Israeli Shekels (NIS) and converted at average exchange rates for the year.

Name	Year	Automobile and Communication Related Expenses $ (1)	Israel- related Social Benefits $ (2)	Total $
	2020	13,172	202,468	215,640
Vered Caplan	2019	18,876	58,144	77,020

(1)	Represents for Ms. Caplan, a leased automobile and communication expenses.

(2)	These are comprised of contributions by the Company to savings, severance, pension, disability and insurance plans generally provided in Israel and Switzerland, including education funds and managerial insurance funds, and redeemed vacation pay. This amount represents Israeli and Swiss severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution and social securities. See discussion below under “Narrative Disclosure to Summary Compensation Table – Vered Caplan.”

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Outstanding Equity Awards at December 31, 2020

The following table summarizes the outstanding equity awards held by each named executive officer of our company as of December 31, 2020.

Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Vered Caplan	02-Feb-12(1)	278,191	-	0.012	02-Feb-22
	22-Aug-14(1)	230,189	-	0.0012	22-Aug-24
	09-Dec-16(1)	166,667	-	4.80	09-Dec-26
	06-Jun-17(1)	83,334	-	7.20	06-Jun-27
	28-Jun-18(1)	250,000	-	8.36	28-Jun-28
	22-Oct-18(3)	42,500	42,500	5.99	22-Oct-28
	19-Mar-20(2)	31,875	53,125	2.99	18-Mar-30
Neil Reithinger	09-Dec-16(1)	83,334	-	4.80	09-Dec-26
	08-Mar-19(2)	6,250	18,750	5.07	08-Mar-29
	19-Mar-20(2)	5,625	9,375	2.99	18-Mar-30

(1)	The options were fully vested as of December 31, 2020.

(2)	The options vested on a quarterly basis over a period of two years from the date of grant.

(3)	The options vest on a quarterly basis over a period of four years from the date of grant.

There were no option exercises by our named executive officers during our fiscal year ended December 31, 2020.

Narrative Disclosure to Summary Compensation Table

Vered Caplan

On August 14, 2014, our Board of Directors confirmed that Ms. Vered Caplan, who had served as our President and Chief Executive Officer on an interim basis since December 23, 2013, was appointed as our President and Chief Executive Officer.

On March 30, 2017, we and Ms. Caplan entered into an employment agreement replacing a previous employment agreement dated August 22, 2014 (the “Amended Caplan Employment Agreement”). Under the Amended Caplan Employment Agreement, which took effect April 1, 2017, Ms. Caplan’s annual salary continued at $160,000 per annum, subject to adjustment to $250,000 per annum upon the listing of the Company’s securities on an Exchange. On May 10, 2017, we and Ms. Caplan further amended the Amended Caplan Employment Agreement pursuant to which Ms. Caplan became entitled to a grant under the 2017 of options (the “Initial Option”) to purchase 83,334 shares of the Company’s common stock at a per share exercise price equal to the Fair Market Value (as defined in our 2017 Equity Incentive Plan (the “2017 Plan”)) of the Company’s common stock on the date of grant. The amendment further provided that beginning in fiscal 2018, subject to approval by the compensation committee, Ms. Caplan became entitled to an additional option (the “Additional Option”; together with the Initial Option, the “Options”) under the 2017 Plan for up to 250,000 shares of common stock of the Company to be awarded in such amounts per fiscal year as shall be consistent with the Plan, in each case at a per share exercise price equal to the Fair Market Value (as defined in the Plan) of the Company’s common stock on the date of grant. In 2018, following the listing of the Company’s securities on Nasdaq, Ms. Caplan’s annual salary was raised to $250,000.

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For additional information regarding Ms. Caplan’s stock options awards, see the Outstanding Equity Awards table above.

On November 19, 2020, we and Ms. Caplan entered into an executive directorship agreement, effective as of October 1, (the “Executive Directorship Agreement”), that supersedes and replaces the Amended Caplan Employment Agreement (the “Prior Agreement”). Pursuant to the Executive Directorship Agreement, Ms. Caplan will continue to serve the Company as its Chairperson of the Board of Directors (the “Board”) and shall receive in consideration for her serving as Chairperson of the Board an annual regular Board fee in the amount of $75,000 payable by the Company in equal quarterly installments in advance. In addition, Ms. Caplan may be eligible for non-recurring special Board fees as reviewed and approved by the Compensation Committee of the Board (the “Compensation Committee”) and then reviewed and ratified by the Board. In addition, Ms. Caplan may be granted option awards from time to time at the discretion of the Compensation Committee.

Ms. Caplan’s position as Chairperson of the Board under the Executive Directorship Agreement may be terminated for any reason by either Ms. Caplan or the Company upon 90 days prior written notice (the “Notice Period”), provided that the Company may terminate such appointment as Chairperson at any time during the Notice Period subject to certain conditions. Such termination as Chairperson of the Board will be deemed a termination even if Ms. Caplan remains as a regular director of the Board. Upon termination by the Company of Ms. Caplan’s employment other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein) she shall be entitled to receive a lump sum payment equal to the sum of (i) the annual regular Board fee (the “Board Fee”) and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to as of the termination date (in each case, less all customary and required taxes and related deductions).

Ms. Caplan’s position under the Executive Directorship Agreement may be terminated in the event of a Change of Control (as defined therein) by the Company other than for cause or by Ms. Caplan for any reason whatsoever. In the event of a Change of Control and if, within one year following such Change of Control, employment under the Executive Directorship Agreement is terminated by the Company other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations, she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) the Board Fee and (ii) the target annual performance remuneration to which she may have been entitled as of the termination date (in each case, less all customary and required taxes and related deductions).

In addition, on November 19, 2020, Orgenesis Services Sàrl, a Swiss corporation and wholly-owned, direct subsidiary of the Company (“Orgenesis Services”), and Ms. Caplan entered into a personal employment agreement (the “Swiss Employment Agreement” and together with the Executive Directorship Agreement, the “Agreements”), pursuant to which Ms. Caplan will serve as Chief Executive Officer, President and Chairperson of the Board of Directors of Orgenesis Services and will be a material provider of services to the Company pursuant to a services agreement between the Company and Orgenesis Services. The Swiss Employment Agreement provides that Ms. Caplan is entitled to a monthly base salary of CHF 13,345.05 (equivalent to $14,583 based on the current exchange rate at signing), and an annual representation fee of CHF 24,000 (equivalent to $26,226 based on the current exchange rate at signing), payable in monthly installments of CHF 2,000. Ms. Caplan is eligible to receive a bonus at the absolute discretion of Orgenesis Services and its compensation committee. Ms. Caplan may also be granted option awards from time to time, as per the recommendation of the compensation committee of Orgenesis Services as reviewed and approved by the Compensation Committee. Under the Swiss Employment Agreement, Ms. Caplan is entitled to paid annual vacation days, monthly travel allowance, sick leave, expenses reimbursement and a mobile phone. The Swiss Employment Agreement has an effective date as of October 1, 2020.

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Employment under the Swiss Employment Agreement may be terminated for any reason by Ms. Caplan or by Orgenesis Services other than for just cause (as defined therein) upon six months prior written notice or by Orgenesis Services other than for just cause in the event of a Change of Control (as defined therein) of the Company upon at least 12 months prior written notice. Upon termination by Orgenesis Services of Ms. Caplan’s employment without just cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein), she shall be entitled to receive a lump sum payment equal to the sum of (i) her Base Salary (as defined therein) at the rate in effect as of the termination date and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions). In the event of a Change of Control and if, within one year following such Change of Control, employment is terminated by Orgenesis Services other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) her Base Salary and (ii) the target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions).

The Swiss Employment Agreement provides for customary protections of Orgenesis Services’ confidential information and intellectual property.

On November 19, 2020, the Compensation Committee approved a special remuneration of $400,000 to Ms. Caplan for her outstanding service in the business development of the Company and its affiliates. The payment of such remuneration was made at the time of entry into the Agreements.

Neil Reithinger

Mr. Reithinger was appointed Chief Financial Officer, Treasurer and Secretary on August 1, 2014. Mr. Reithinger’s employment agreement stipulates a monthly salary of $1,500; payment of an annual bonus as determined by the Company in its sole discretion, participation in the Company’s pension plan; grant of stock options as determined by the Company; and reimbursement of expenses. In addition, on August 1, 2014, the Company entered into a financial consulting agreement with Eventus Consulting, P.C., an Arizona professional corporation, of which Mr. Reithinger is the sole shareholder (“Eventus”), pursuant to which Eventus has agreed to provide financial consulting services to the Company. In consideration for Eventus’ services, the Company agreed to pay Eventus according to its standard hourly rate structure. The term of the consulting agreement was for a period of one year from August 1, 2014 and automatically renews for additional one-year periods upon the expiration of the term unless otherwise terminated. Eventus is owned and controlled by Mr. Reithinger. On December 16, 2020, the Compensation Committee of the Board of Directors of the Company, approved a special one-time bonus of $200,000 was paid prior to December 31, 2020. As of December 31, 2020, Eventus was owed $28 thousand for accrued and unpaid services under the financial consulting agreement.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our named executive officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of December 31, 2020.

Salary
Name	Continuation
Vered Caplan	$	*

(*) Termination by Company without cause: $250,000

Termination without cause following a change in control: $375,000

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Director Compensation

The following table sets forth for each non-employee director that served as a director during the year ended December 31, 2020 certain information concerning his or her compensation for the year ended December 31, 2020:

Year Ended December 31, 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guy Yachin	52,500	-	45,462	(2)	-	-	-	97,962
Yaron Adler	46,250	-	45,306	(3)	-	-	-	91,556
Dr. David Sidransky	75,000	-	45,518	(4)	-	-	-	120,518
Ashish Nanda	52,500	-	45,257	(5)	-	-	-	97,757
Mario Philips	37,500	-	27,514	(4)	-	-	-	65,014

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 15 (Stock Based Compensation) to our financial statements, which are included in this Annual Report on Form 10-K.

(2)

Aggregate number of option awards outstanding as of December 31, 2020 was 150,934 of which (i) 122,184 options are exercisable as of December 31, 2020, (ii) 12,500 options are exercisable on April 1, 2021 and (iii) 16,250 options are exercisable on December 17, 2021. Does not include $192 thousand related to options held by Caerus Therapeutics LLC over which Mr. Yachin does not have beneficial control.

(3)

Aggregate number of option awards outstanding as of December 31, 2020 was 169,325 of which (i) 141,825 options are exercisable as of December 31, 2020, (ii) 12,500 options are exercisable as of April 1, 2021 and (iii) 15,000 options are exercisable on December 17, 2021.

(4)

Aggregate number of option awards outstanding as of December 31, 2020 was 133,401 of which (i) 104,201 options are exercisable as of December 31, 2020, (ii) 12,500 options are exercisable on April 1, 2021 and (iii) 16,700 options are exercisable on December 17, 2021.

(5)

Aggregate number of option awards outstanding as of December 31, 2020 was 66,700 of which (i) 39,600 options are exercisable as of December 31, 2020, (ii) 12,500 options are exercisable on April 1, 2021 and (ii) 14,600 options are exercisable on December 17, 2021.

(6)

Aggregate number of option awards outstanding as of December 31, 2020 was 32,500 of which (i) 2,083 options are exercisable on January 9, 2021 (ii) 12,500 options are exercisable on April 1, 2021 (iii) 13,750 options are exercisable on December 17, 2021 (iv) 2,084 options are exercisable on January 9, 2022 and (v) 2,084 options are exercisable on January 9, 2023.

All directors receive reimbursement for reasonable out of pocket expenses in attending Board of Directors meetings and for participating in our business.

Compensation Policy for Non-Employee Directors.

In October 2018, the Board of Directors adopted a compensation policy for non-employee directors which replaced the non-employee director compensation terms discussed above. By its terms, the policy became effective November 2018. Under the adopted policy, each director is to receive an annual cash compensation of $30,000 and the Chairman and Vice Chairman is paid an additional $15,000 per annum. Each committee member will be paid an additional $7,500 per annum and each committee chairman is to receive $15,000 per annum. Cash compensation will be made on a quarterly basis.

All newly appointed directors also receive options to purchase up to 6,250 shares of the Company’s common stock. All directors are entitled on an annual bonus of options for 12,500 shares and each committee member is entitled to a further option to purchase up to 1,250 shares of common stock and each committee chairperson to options for an additional 2,100 shares of common stock. In addition, the Chairman and Vice Chairman shall be granted an option to purchase 4,200 shares of the Company’s ordinary shares. In all cases, the options are granted at a per share exercise price equal to the closing price of the Company’s publicly traded stock on the date of grant and the vesting schedule is determined by the compensation committee at the time of grant.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2020.

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EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,503,002	$4.64	1,496,998
Equity compensation plans not approved by security holders	963,806	$3.55	141,668
Total	3,466,808	$4.34	1,638,666

(1)	Consists of the 2017 Equity Incentive Plan and the Global Share Incentive Plan (2012). For a short description of those plans, see Note 15 to our 2020 Consolidated Financial Statements included in this Annual Report on Form 10-K for the year ended December 31, 2020.

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REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists our Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board of Directors, which is available on our website at https://www.orgenesis.com. This committee reviews and reassesses our charter annually and recommends any changes to our Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Kesselman & Kesselman C.P.A.s. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2020, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Kesselman & Kesselman C.P.A.s, our independent registered public accounting firm;

●	Discussed with Kesselman & Kesselman C.P.A.s the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and

●	Received written disclosures and the letter from Kesselman & Kesselman C.P.A.s regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Kesselman & Kesselman C.P.A.s’ communications with the Audit Committee and the Audit Committee further discussed with Kesselman & Kesselman C.P.A.s their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Kesselman & Kesselman C.P.A.s, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the Orgenesis Inc. Audit Committee

David Sidransky
Guy Yachin
Mario Philips

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that two reports, covering an aggregate of five transactions, were filed late by David Sidransky, one report, covering an aggregate of one transaction, was filed late by Yaron Adler, one report, covering an aggregate of one transaction, was filed late by Guy Yachin, and one report, covering an aggregate of one transaction, was filed late by Ashish Nanda.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set out below, as of December 31, 2020, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

On September 15, 2014, the Company received a loan in the principal amount of $100,000 from Yaron Adler Investments (1999) Ltd., an entity of which Mr. Yaron Adler, one of the Company’s non-employee director, is the sole shareholder. The loan, with an original interest rate of 6% per annum, was repayable on or before March 15, 2015. The Loan currently bears a default interest rate of 24% per annum and, as of November 30, 2017, the outstanding balance on the note was $166,581. The loan was converted into our common stock in 2018.

In January 2017, the Company entered into definitive agreements with Image Securities fzc. (“Image”) for the private placement of 2,564,115 units of the Company’s securities for aggregate subscription proceeds to the Company of $16 million at $6.24 price per unit. In July 2018, the Company entered into definitive agreements with assignees of Image whereby these assignees remitted $4.6 million in respect of the units available under the original subscription agreement that have not been subscribed for, entitling such investors to 702,307 units, with each unit being comprised of (i) one share of the Company’s common stock and (ii) one three-year warrant to purchase up to an additional one share of the Company’s common stock at a per share exercise price of $6.24.

In July 2018, the Company entered into definitive agreements with assignees of Image whereby these assignees remitted $4.6 million in respect of the units available under the original subscription agreement that have not been subscribed for, entitling such investors to 702,307 units, with each unit being comprised of (i) one share of the Company’s common stock and (ii) one three-year warrant to purchase up to an additional one share of the Company’s common stock at a per share exercise price of $6.24.

During 2018, the Company raised $6.9 million from Image entitling it to 1,111,380 shares of Common Stock and three-year warrants for an additional 1,111,380 shares of the Company’s Common Stock at a per share exercise price of $6.24. Following this remittance and those referred to in the previous paragraph, the Company received a total of $16 million out of the committed $16 million subscription proceeds under such agreement

Pursuant to an agreement entered into between the Company and Image, so long as Image’s ownership of the company is 10% or greater, it is entitled to nominate a director to the Company’s Board of Directors. Mr. Nanda was nominated for a directorship at the 2018 annual meeting in compliance with our contractual undertakings.

Pursuant to our Audit Committee charter adopted in March 2017, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

Pursuant to agreements with Image, the Company procured services from Image in the amount of $4.8 million during the year ended December 31, 2020, and earned revenues from Image in the amount of $1.5 million and $1.3 million for the years ended December 31, 2020 and December 31, 2019, respectively. In addition, the company earned interest income in the amount of $169 thousand and $112 thousand for the years ended December 31, 2020 and December 31, 2019, respectively.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Compensation.”

Director Independence

See “Directors, Executive Officers and Corporate Governance – Director Independence” and “Directors, Executive Officers and Corporate Governance – Board Committees” in Item 10 above.

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Proposal No. 1

ELECTION OF DIRECTORS

(Notice Item 1)

On October 15, 2021, our Board of Directors nominated Vered Caplan, Guy Yachin, David Sidransky, Yaron Adler, Ashish Nanda and Mario Philips for election at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2022 annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Vered Caplan, Guy Yachin, David Sidransky, Yaron Adler, Ashish Nanda and Mario Philips as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF VERED CAPLAN, GUY YACHIN, DAVID SIDRANSKY, YARON ADLER, ASHISH NANDA AND MARIO PHILIPS AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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Proposal No. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. Kesselman & Kesselman C.P.A.s has served as our independent registered public accounting firm since 2012. Our Board of Directors proposes that the stockholders ratify this appointment. Kesselman & Kesselman C.P.A.s audited our financial statements for the fiscal year ended December 31, 2020. We expect that representatives of Kesselman & Kesselman C.P.A.s will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Kesselman & Kesselman C.P.A.s, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Kesselman & Kesselman C.P.A.s and concluded that Kesselman & Kesselman C.P.A.s has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.

The following table presents fees for professional audit services rendered by Kesselman & Kesselman C.P.A.s for the audit of the Company’s annual financial statements for the years ended December 31, 2020 and December 31, 2019, and fees billed for other services rendered by Kesselman & Kesselman C.P.A.s during those periods.

	Year Ended December 31,
Services	2020	2019
Audit Fees (1)	$267,231	426,040
Audit-Related fees (2)	67,405	26,900
Tax fees (3)	12,500	18,300
Other	10,000	49,500
Total fees	$357,136	520,740

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings in 2020.

(3)	The tax fees were paid for reviewing various tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Our Audit Committee preapproves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by our Board of Directors before the respective services were rendered. Our Board of Directors has considered the nature and amount of fees billed by Kesselman & Kesselman and believes that the provision of services for activities unrelated to the audit is compatible with maintaining their respective independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KESSELMAN & KESSELMAN C.P.A.S AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the investor relations section of our website, which is located at http://www.orgenesis.com, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876, Attn: Secretary. We also intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website.

OTHER MATTERS

Our Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2022 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than the close of business on the 150th day (July 19, 2022) nor later than the close of business on the 120th day (August 18, 2022) prior to the first anniversary of the date of the preceding year’s Annual Meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2022 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2021 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2022 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876.

Germantown, MD

October 20, 2021

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